UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2024

The Kroger Co.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	No. 1-303	31-0345740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1014 Vine Street Cincinnati, OH		45202
(Address of Principal Executive Offices)		(Zip Code)

(513) 762-4000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $1.00 par value per share	KR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 22, 2024, The Kroger Co. (“Kroger”) and Albertsons Companies Inc. (“Albertsons”) issued a joint press release announcing that they have entered into an amended and restated agreement with C&S Wholesale Grocers, LLC (“C&S”) to divest 579 stores, as well as the QFC, Mariano’s, Carrs and Haggen banner names and other certain assets in connection with the proposed Kroger-Albertsons merger previously announced on October 14, 2022. In addition, C&S will license the Albertsons banner in California and Wyoming and the Safeway banner in Arizona and Colorado. Kroger will divest the Debi Lilly Design, Primo Taglio, Open Nature, ReadyMeals and Waterfront Bistro private label brands to C&S. The amended agreement also provides C&S with access to the Signature and O Organics private label brands. In connection with the additional stores being conveyed to C&S, the updated divestiture package includes increased distribution capacity through a combination of different and larger facilities as well as expanded transition services agreements to support C&S and the addition of one dairy facility. The amended divestiture package also expands the corporate and office infrastructure provided to C&S given the increased store set to ensure C&S can continue to operate the divested stores competitively and cohesively. All fuel centers and pharmacies associated with the divested stores will remain with the stores and continue to operate. The definitive purchase agreement has customary representations and warranties and covenants of a transaction of its type. The transaction is subject to fulfillment of customary closing conditions, including regulatory approval, and the completion of the proposed merger. C&S will pay Kroger all-cash consideration of approximately $2.9 billion, including customary adjustments.

A copy of the press release is attached hereto as Exhibit 99.1.

Forward Looking Statements

This communication contains certain statements that constitute "forward-looking statements" within the meaning of federal securities laws, including statements regarding the effects of the proposed transaction and updated divestiture plan. These statements are based on the assumptions and beliefs of Kroger and Albertsons management in light of the information currently available to them. Such statements are indicated by words or phrases such as "create," "committed," “expand,” “establish,” “ensure,” “enhance,” “extend,” “completion,” "continue," and "will." Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in "Risk Factors" in each of Kroger's and Albertsons' annual report on Form 10-K for the last fiscal year and any subsequent filings, as well as the following: the expected timing and likelihood of completion of the proposed transaction and updated divestiture plan, including the timing, receipt and terms and conditions of any required governmental and regulatory clearance of the proposed transaction and updated divestiture plan and/or resolution of pending litigation challenging the merger; the impact of the proposed updated divestiture plan; the occurrence of any event, change or other circumstances that could give rise to the termination of the updated divestiture agreement; the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the merger agreement and proposed transaction or updated divestiture plan; the inability to consummate the proposed transaction or updated divestiture plan due to the failure to satisfy other conditions to complete the proposed transaction or updated divestiture plan; risks that the proposed transaction disrupts current plans and operations of Kroger and Albertsons Cos.; the ability to identify and recognize the anticipated benefits of the updated divestiture plan, including but not limited to the ability to enhance competition in overlap geographies and to address regulator concerns, create meaningful and measurable benefits for America’s consumers, Kroger and Albertsons associates, and communities that both Kroger and Albertsons serve, expand access to fresh, affordable food and establish a more compelling alternative to large, non-union retailers, and commitment that all frontline associates will remain employed, all existing collective bargaining agreements will continue, and associates will continue to receive industry-leading health care and pension benefits alongside bargained-for wages; the ability of the combined company to achieve its commitment that no stores, distribution centers or manufacturing facilities will close as a result of the proposed transaction, to invest $500 million to begin lowering prices post-close, and an additional $1.3 billion to improve Albertsons Cos.’ stores; the amount of the costs, fees, expenses and charges related to the proposed transaction or updated divestiture plan; and the ability of Kroger and Albertsons Cos. to successfully integrate their businesses and related operations; the ability of Kroger to maintain an investment grade credit rating; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction or updated divestiture plan. The ability of Kroger and Albertsons Cos. to achieve the goals for the proposed transaction may also be affected by their ability to manage the factors identified above.

The forward-looking statements by Kroger and Albertsons included in this communication speak only as of the date the statements were made. Neither Kroger nor Albertsons assumes the obligation to update the information contained herein unless required by applicable law. Please refer to the reports and filings of Kroger and Albertsons with the Securities and Exchange Commission for a further discussion of the risks and uncertainties that affect them and their respective businesses.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated April 22, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE KROGER CO.

By:	/s/ Christine S. Wheatley
Name:	Christine S. Wheatley
Title:	Senior Vice President, General Counsel and Secretary

Date: April 22, 2024